UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2012

Idenix Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49839	45-0478605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Hampshire Street Cambridge, MA 02139

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 617-995-9800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 23, 2012, Idenix Pharmaceuticals, Inc. (the “Company”) announced its financial results for the quarter and year ended December 31, 2011. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K (including Exhibit 99.1) relating to the financial results for the quarter and year ended December 31, 2011 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

On February 23, 2012, the Company announced additional interim data results from its Phase 2b study with IDX184. At 12 weeks, the Complete Early Virologic Response (cEVR < 25 IU/mL) was 93% for the 100 mg IDX184 arm (n=15) and 81% for the 50 mg IDX184 arm (n=16) of the study (intent-to-treat analysis). The side effect profile of the combined therapy has remained consistent with the known safety profile for pegylated interferon and ribavirin.

The Company also announced interim data results from its Phase I study with IDX719, an NS5A inhibitor. In January 2012, the Company initiated a phase I clinical study of IDX719. The first part of the study is evaluating the safety, pharmacokinetics and food effect of IDX719 in 48 healthy volunteers at single doses ranging from 5 to 100 mg. Dosing up to 50 mg has been completed in healthy volunteers and to date IDX719 has been well tolerated. A cohort of eight HCV genotype 1-infected patients received single doses of IDX719 of either 1, 5, 10 or 25 mg (2 patients per dose). Mean maximal viral load reductions were 1.9 log10, 2.6 log10, 3.3 log10 and 3.7 log10, respectively.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1 Press Release dated February 23, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idenix Pharmaceuticals, Inc.

Date: February 23, 2012	By:	/s/ Maria Stahl
Maria Stahl
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 23, 2012